                                                                      Exhibit 10


                     [Letterhead of Abercrombie & Fitch Co.]

                                 October 6, 2004

Seth R. Johnson
8744 Tartan Fields Drive
Dublin, Ohio  43017

        Re: Amendment to Retirement Agreement

Dear Seth:

         This letter confirms our agreement to modify the Retirement Agreement between you and Abercrombie & Fitch Co. (the "Agreement"). You have informed Abercrombie & Fitch Co. (the "Company") that you would like to accept employment with Pacific Sunwear effective November 1, 2004. Accordingly, the parties have agreed to modify the Agreement as set forth below, effective November 1, 2004. Except as set forth below, all provisions of the Agreement shall remain unmodified, effective, and enforceable.

         The parties have agreed to modify paragraph 4 of the Agreement, which is entitled "Severance Benefits Following Retirement Date." It is the intention of the parties that the total amount of severance benefits paid to you pursuant to paragraph 4 of the Agreement shall be reduced by the sum of $800,000.00. Accordingly, the parties have agreed to delete the first sentence of paragraph 4 of the Agreement, and replace it with the following language: "The parties acknowledge that the Company has or will have paid Employee, in 18 normal weekly payroll installments, the total sum of $314,134.74, less ordinary and necessary withholding taxes, for the period commencing June 18, 2004 and ending October 22, 2004. On October 29, 2004, the Company will pay to Employee a lump sum of $700,866.00, less ordinary and necessary withholding taxes."

         The parties have further agreed to replace the second sentence of paragraph 4 of the Agreement with the following language: "The Company further agrees to reimburse the Employee's cost of continuing medical and dental insurance benefits for Employee and Employee's eligible dependents, if any, under the Comprehensive Budget Reconciliation Act of 1986 ("COBRA") through October 31, 2004. The parties agree that the Company will have no further obligation to reimburse Employee's cost of continuing COBRA coverage after October 31, 2004."

         The parties have agreed to modify paragraph 6 of the Agreement, which is entitled "Use of Company Aircraft", by replacing the first sentence of paragraph 6 with the following language: "Employee shall be entitled to the use of aircraft owned or leased by the Company for the period commencing immediately and ending on January 15, 2005 for no more than 11 total hours of aircraft time and under same rules of priority as Employee's personal use of such aircraft prior to his retirement; provided that

Employee's rights to use of such aircraft shall cease in the event the Company sells or otherwise discontinues its ownership or leasing of, access to, and use of private aircraft."

         The parties have agreed to modify sub-paragraph (b) of paragraph 8, which is entitled "Non-Solicitation", by replacing the second sentence of sub-paragraph 8(b) with the following language: "The "No-Raid Period" means the period beginning on November 1, 2004 and ending November 1, 2005."

         Effective November 1, 2004, the parties have agreed to modify Appendix A to the Agreement by deleting "Pacific Sunwear" from the list of entities identified in Appendix A.

         The parties have agreed to modify paragraph 9 of the Agreement, which is entitled "Cooperation, Non-Disparagement, and Indemnity", by replacing the fourth sentence of paragraph 9 of the Agreement with the following language:
"Additionally, during the period commencing on the Retirement Date and ending on November 1, 2005, Employee agrees to be bound by and follow the same standards and duty of loyalty to the Company as are required of the Company's employees and officers, except that Employee may engage in other employment and related activities so long as such activities do not violate paragraph 8 of this Agreement."

         The modifications contained in this letter agreement shall become effective on November 1, 2004. The parties have not agreed to any modification of the Agreement not expressly set forth in this letter. All provisions of the Agreement not discussed in this letter shall remain unmodified, effective, and enforceable.

Seth, by executing this letter agreement below, you will acknowledge that you have carefully read this letter, which modifies the Retirement Agreement between you and Abercrombie & Fitch Co., and that you knowingly and voluntarily agree to all the terms contained within this letter agreement.

                                                     Very truly yours,

                                                      /s/ Michael S. Jeffries


                                                     Michael S. Jeffries

ACCEPTED TO AND

AGREED TO THIS 10TH
               ----
DAY OF  OCTOBER,  2004.
        -------

BY:  /s/ Seth R. Johnson
    ---------------------
         Seth R. Johnson